UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200, Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 1, 2020, Waitr Holdings Inc. (the “Company”) entered into an Amended and Restated Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000 (the “Placement Shares”) through Jefferies as its sales agent (the “Offering”). The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-230721). A copy of the opinion of Winston & Strawn LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto. Upon entering into the Agreement, the Company terminated its prior at-the-market program established in March 2020, pursuant to the original Open Market Sale AgreementSM it entered into with Jefferies on March 20, 2020 (the “Original Agreement”).

Jefferies may sell the Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Select Market (“Nasdaq”) or into any other existing trading market for the Common Stock. Jefferies will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jefferies a commission of up to 3.0 percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Jefferies under the Agreement and the Original Agreement, and also has provided Jefferies with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Jefferies in connection with the offering up to a maximum of $50,000, in addition to certain ongoing disbursements of Jefferies’ counsel.

The Company is not obligated to make any sales of Common Stock under the Agreement. The Company or Jefferies may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Winston & Strawn LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02 Results of Operations and Financial Condition.

The information relating to the Company’s preliminary financial results for the first quarter ended March 31, 2020 set forth in Item 7.01 of this Current Report is hereby incorporated by reference into this Item 2.02.

The information under Items 2.02 and 7.01 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On May 1, 2020 the Company filed a prospectus supplement in connection with the Offering, which included the following information, including a new risk factor:

Preliminary Results

Based on preliminary financial results for the first quarter of 2020, the Company expects to report:

•	Revenue of approximately $44 million;

•

Net loss of between $2 million and $3 million, which includes approximately $2 million of depreciation and amortization expense, $3 million of interest expense and $1 million of non-cash stock compensation expenses;

•	Adjusted EBITDA between $3 million and $4 million; and

•	Approximately $39 million of cash on hand, as of March 31, 2020.

The financial results for the first quarter ended March 31, 2020 are preliminary, estimated and unaudited, and are based on information available to management as of the date of this supplement and are subject to completion by management of the Company’s financial statements as of and for the quarter ended March 31, 2020. Such financial data is based upon a number of assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control or relate to future business decisions, some of which may change. The Company has provided ranges for certain of its estimated financial results described above primarily because the financial closing procedures for the quarter ended March 31, 2020 are not yet complete as of the date of this supplement. While certain of the above information is presented as a range of results, the actual results could fall outside of the suggested range. In addition, there is a possibility that the Company’s first quarter financial results could vary materially from these preliminary estimates due to, among other things, further information learned during that completion and finalization may alter the final results. In addition to the completion of the financial closing procedures, factors that could cause actual results to differ from those described above are set forth under “Risk Factors” herein and in the accompanying base prospectus. Accordingly, you should not place undue reliance upon this preliminary information. Furthermore, the preliminary estimates should not be viewed as a substitute for quarterly financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Complete quarterly results will be included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

Business Update

In the first three months of 2020, the Company implemented several strategic initiatives with a focus on improving revenue per order, cost per order, cash flow and profitability. For instance, one of the major initiatives was switching to an independent contractor driver model, which is close to completion. The Company expects these actions to enable it to stabilize and position itself for long-term growth and in February 2020, the Company realized its first ever profitable month.

As the COVID-19 pandemic became more widespread in the U.S., the Company experienced a decrease in orders in mid-March, but orders began to rebound towards the end of March and continued to grow in April 2020. As of the date of this prospectus supplement, driver supply was at an all-time high and new restaurants have continued to sign up for our services. In response to the concerns posed by COVID-19, the Company has begun to offer no-contact delivery on all restaurant orders and has started to offer no-contact grocery delivery in certain markets. In addition, the Company is working with its restaurant partners to waive delivery fees and is deploying free marketing programs for restaurants. The Company has also begun to provide gloves, hand sanitizer and masks to its drivers. Lastly, the Company has committed to paying any employee who gets quarantined or contracts COVID-19 while on the job.

The Company has thus far been able to operate effectively as it relates to the COVID-19 pandemic. However, the potential impact and duration of the COVID-19 pandemic on the global economy and on the Company’s business in particular may be difficult to assess or predict. The pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce the Company’s ability to access capital and continue to operate effectively. The COVID-19 pandemic could also reduce the demand for the Company’s services. In addition, a recession or further financial market correction resulting from the spread of COVID-19 could adversely affect demand for the Company’s services. To the extent that the COVID-19 pandemic adversely impacts the Company’s business, results of operations, liquidity or financial condition, it may also have the effect of heightening many of the other risks described in the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization, acquisition and restructuring costs, stock-based compensation expense, impairments of intangible assets and goodwill and gains and losses associated with derivatives and debt extinguishments and when applicable, other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See below for a reconciliation of preliminary, estimated net loss to Adjusted EBITDA for the first quarter ended March 31, 2020.

THREE MONTHS ENDED MARCH 31, 2020
($ in millions)
NET LOSS	$(2) to (3)
Interest expense	3
Depreciation and amortization	2
Stock-based compensation	1

ADJUSTED EBITDA	$3 to 4

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations.

In December 2019, an outbreak of a new strain of coronavirus, COVID-19, began in Wuhan, Hubei Province, China. In March 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption of financial markets. Waitr has thus far been able to operate effectively as it relates to the COVID-19 pandemic. However, the potential impacts and duration of the COVID-19 pandemic on the global economy and on the Company’s business, in particular, are uncertain and may be difficult to assess or predict. The pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce the Company’s ability to access capital and continue to operate effectively. The COVID-19 pandemic could also reduce the demand for the Company’s services. In addition, a recession or further financial market correction resulting from the spread of COVID-19 could adversely affect demand for the Company’s services. To the extent that the COVID-19 pandemic adversely impacts the Company’s business, results of operations, liquidity or financial condition, it may also have the effect of increasing many of the other risks described in the risk factors in the Company’s 2019 Form 10-K.

We have taken several steps to help protect and support our restaurant partners, diners, drivers and employees during the COVID-19 outbreak, including offering no-contact delivery for all restaurant delivery orders; offering no-contact grocery delivery in select markets; working with restaurant partners to waive diner delivery fees; deploying free marketing programs for restaurants; and providing masks and gloves to drivers. We are closely monitoring the impact of the COVID-19 global outbreak and lifting of any restrictions, although there remains significant uncertainty related to the public health situation globally.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amended and Restated Open Market Sale Agreement, dated May 1, 2020, by and between Waitr Holdings Inc. and Jefferies LLC.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

Date: May 1, 2020	By:	/s/ Carl Grimstad
Name: Carl Grimstad
Title: Chief Executive Officer